UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
 Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; CompensatoryArrangements of Certain Officers.

(d)           Appointment of New Director

The Board of Directors (“Board”) of Powerwave Technologies, Inc. (“Company”), effective March 18, 2011, appointed Richard Burns to serve on the Board until the Company’s next annual meeting of stockholders our until his successor is elected and qualified.  Mr. Burns was also appointed as a member of the Nominating and Corporate Governance Committee of the Board.  There are no arrangements or understandings between Mr. Burns and any other persons pursuant to which he was elected to serve on the Board or the Nominating and Corporate Governance Committee.

Mr. Burns has been an independent consultant working as a senior advisor for McKinsey & Co. since April 2008.  From December 2006 through March 2008, Mr. Burns was President of Network Services for AT&T’s wireless network and mobility division where he was responsible for strategically deploying AT&T’s 3G mobile broadband network and management and oversight of all phases of wireless network engineering, construction, operations and maintenance.  From December 2004 through December 2006, Mr. Burns was Chief Integration Officer, Broadband for BellSouth Corporation, where he had responsibility for overseeing the company’s business transformation and broadband strategy.  Prior to 2004, Mr. Burns held other positions at BellSouth Corporation, including Chief Supply Chain Officer and President of BellSouth’s broadband and internet division.  Mr. Burns brings to the Board extensive management and operational experience in the telecommunications industry which enables him to offer a broad range of management, operations and supply chain experience to the Board and management.

In connection with the appointment of Mr. Burns to the Board, Mr. Burns and the Company also entered into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

In addition, Mr. Burns shall receive compensation in accordance with the terms of the Company’s compensation policy for directors, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 27, 2010. In addition, on the date of his appointment, Mr. Burns received an option to purchase 36,850 shares of the Company’s common stock, which vests in twelve equal monthly installments.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    Amendment to Bylaws

The Board amended the bylaws of the Company (the “Bylaws”), effective March 18, 2011, to increase the number of authorized directors from seven to eight.  The Bylaws provide that the number of directors may be increased or decreased from time to time by an amendment to the Bylaws, but that the number of directors shall not be less than four nor more than nine.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete amendment to Article III, Section 1 (entitled “Number and Qualification”) of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.  A complete copy of the Bylaws, as amended, will be filed as an exhibit to the Company’s next periodic report.

Item 7.01                      Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Burns as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description
3.1	Amendment to Article III, Section 1 of the Company’s bylaws.
99.1	Press release, issued by Powerwave Technologies, Inc. on March 21, 2011, announcing the appointment of Richard Burns as a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC

Date:	March 21, 2011	By:	/s/ Perry Tarnofsky
Perry Tarnofsky
Vice President, Legal Affairs

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Article III, Section 1 of the Company’s bylaws.
99.1	Press release, issued by Powerwave Technologies, Inc. on March 21, 2011, announcing the appointment of Richard Burns as a director.